Exhibit 99.1

Global Power Equipment Group Inc.

Expects to Restate Fiscal 2004 and Quarterly 2005 Results Due To

Misreported Gross Profit on Two Completed Projects in China and

Provides Preliminary Fourth Quarter Earnings Estimate

Details for March 9, 2006 9:00 AM EST Conference Call

TULSA, Oklahoma, March 8, 2006 – Global Power Equipment Group Inc. (NYSE: GEG), a leading design, engineering and manufacturing firm providing a broad array of equipment and services to the global energy, power infrastructure and process industries, today announced it expects to restate fiscal 2004, interim periods for the second, third and fourth quarters of fiscal 2004 and quarterly 2005 results. Previously issued financial statements for such periods should not be relied upon. The Company also provided a preliminary earnings estimate for the fourth quarter, which ended December 31, 2005.

Restatement

Management has become aware of previously unrecognized expenses related to a Heat Recovery equipment project in China that was substantially completed in December 2004. This led management to further review the revenue and cost recognition for this project as well as a separate Auxiliary Power equipment project that had also been sold through the Company’s Chinese trading company, Global Power Equipment (Shanghai) Co., Ltd. (“GPESH”), in 2004. Following this review, the Company, in conjunction with the Company’s Board of Directors and, after discussion with the Company’s independent registered public accounting firm, has determined that gross profit was inadvertently overstated in total for these projects, and that a restatement is required. Currently, management believes that a restatement will result in an unaudited adjustment to prior period financial statements for the second, third and fourth quarters of 2004 and for the first, second and third quarters of 2005 that could cumulatively decrease previously reported operating income by approximately $7 million.

The Company expects to include restated financial results for the fiscal year ended December 31, 2004, including the second, third and fourth quarters of 2004 and the first, second and third quarters of 2005 in its Annual Report on Form 10-K for the fiscal year ended December 31, 2005. The Company is providing additional information regarding the restatement, including a discussion of related internal control issues, in a Form 8-K filed on March 8, 2006 and expects to file its Form 10-K on or before March 31, 2006.

Preliminary Earnings Estimate – Fourth Quarter 2005

Global Power Equipment Group’s preliminary earnings estimate is a loss of between $11 to $13 million for the fourth quarter of 2005, or between $0.23 to $0.28 per diluted share, on revenues of approximately $116 million. This estimate excludes the possible impact from a potential goodwill impairment and/or an increase in deferred tax asset valuation allowance, which are under review as a result of the fourth quarter 2005 loss. These potential non-cash charges could be material.

Global Power Equipment Group Inc.

Fourth Quarter 2005 Preliminary Earnings – Page 2

Commenting on the fourth quarter loss, Al Brousseau, Global Power Equipment Group’s president and chief executive officer stated, “During the fourth quarter 2005 the Company experienced unexpected cost overruns on several Heat Recovery projects that negatively impacted our earnings. I am now personally spearheading a major initiative within our Heat Recovery segment that mirrors the investment we made during the second half of 2005 to overhaul our Auxiliary Power segment to prevent similar cost overruns in the future. We will discuss this plan and what it means at length on tomorrow morning’s conference call.”

The Company expects to report a firm backlog at December 31, 2005 of approximately $387 million compared to $384 million at the end of September 2005 and $309 million at December 31, 2004.

At December 31, 2005, the Company had cash and cash equivalents of $21 million.

Credit Agreement Amendment

The Company also announced that it entered into an amendment to its credit facility that waives compliance with various existing financial covenants through September 30, 2006, waives any potential breaches of representations, warranties and covenants relating to the restatement of prior period results and establishes new financial terms and covenants. The Company will be providing a more detailed summary of the amendment to its credit facility in the Form 8-K, filed on March 8, 2006.

Earnings Estimate – 2006

Based upon information management currently has evaluated, in conjunction with this release the Company currently estimates 2006 diluted earnings per share of between $0.10 and $0.16, excluding an estimated $0.01 per diluted share of restructuring charges and $0.02 per diluted share of share-based payment charges. These earnings are based on projected 2006 revenues of between $475 and $500 million and assumes a 38 percent tax rate.

The Company will host a conference call on March 9, 2006 at 9:00 AM EST. The numbers to call for this interactive teleconference are: within the United States and Canada (800) 675-4431, outside North America (303) 752-5840. A playback of the call will be available from 1:00 p.m. EST on March 9 through midnight EST on March 24, 2006, by calling: within North America (800) 675-9924, outside North America (303) 750-0857. The replay ID code is 30806. To listen to the conference call over the Internet, please visit the Company’s home page at www.globalpower.com.

This release contains disclosure of estimated earnings per diluted share for fiscal 2006 that exclude the effect of estimated restructuring and share-based payment charges, which is a non-GAAP financial measure within the meaning of Regulation G promulgated by the Securities and Exchange Commission. A reconciliation of estimated earnings per diluted share excluding restructuring and share-based payment charges to estimated earnings is included in the exhibits to this release.

Global Power Equipment Group Inc., 6120 S. Yale, Suite 1480, Tulsa, OK 74136 U.S.A.

Phone: 1-918 488-0828    FAX: 1-918 488-8389

Global Power Equipment Group Inc.

Fourth Quarter 2005 Preliminary Earnings – Page 3

About Global Power Equipment Group

Oklahoma based Global Power Equipment Group Inc. is a leading design, engineering and manufacturing firm providing a broad array of equipment and services to the global energy, power infrastructure and process industries. The Company designs, engineers and manufactures a comprehensive portfolio of equipment for gas turbine power plants and power-related equipment for industrial operations, and has over 30 years of power generation industry experience. The Company’s equipment is installed in power plants and in industrial operations in more than 40 countries on six continents and believes, in its product lines, it has one of the largest installed bases of equipment for power generation in the world. In addition, the Company provides its customers with value-added services including engineering, retrofit, maintenance, repair and general plant services. Additional information about Global Power Equipment Group may be found at www.globalpower.com.

Statements contained in this release regarding the Company’s or management’s intentions, beliefs, expectations, or predictions for the future, including, but not limited to, those regarding anticipated operating results, are forward-looking statements within the meaning of U.S. federal securities laws and are subject to a number of risks, assumptions and uncertainties that could cause the Company’s actual results to differ materially from those projected, including the audit of the Company’s restated financial statements, the completion and audit of the Company’s 2005 financial statements, ability to remain in compliance with, or obtain waivers under the Company’s loan agreements, decreased demand for new gas turbine power plants, the loss of any of our major customers, the cancellation of projects, project cost overruns, including increases in prices for energy or for materials such as steel, and unforeseen schedule delays, competition for the sale of our products or services, poor performance by our subcontractors, warranty and product liability claims and changes in the economic, social and political conditions in the countries in which we operate, including fluctuations in foreign currency exchange rates. Additional information concerning these factors and some of the other factors that could cause actual results to differ materially from those in, or implied by, the forward looking statements are set forth under “Risk Factors” in the Company’s Form 10-K for the period ended December 31, 2004, and other reports on file with the U.S. Securities and Exchange Commission. The Company assumes no obligation to update publicly such forward-looking statements, whether as a result of new information, future events or otherwise.

Company Contact:

Bob Zwerneman

Director of Investor Relations

(918) 274-2398

Global Power Equipment Group Inc., 6120 S. Yale, Suite 1480, Tulsa, OK 74136 U.S.A.

Phone: 1-918 488-0828    FAX: 1-918 488-8389

Global Power Equipment Group Inc.

Fourth Quarter 2005 Preliminary Earnings – Page 4

GLOBAL POWER EQUIPMENT GROUP INC.

RECONCILIATION OF NON-GAAP ESTIMATED EARNINGS TO A GAAP BASIS

	Twelve Months Ended December 31, 2006
	(Low estimate)	(High estimate)
Estimated earnings per share on a non-GAAP basis	$0.10	$0.16
Impact of estimated restructuring charges	(0.01)	(0.01)
Impact of estimated share-based payment charges (1)	(0.02)	(0.02)

Estimated earnings per share on a GAAP basis	$0.07	$0.13

(1)	Includes the estimated effect of SFAS 123R for stock based compensation.

Global Power Equipment Group Inc., 6120 S. Yale, Suite 1480, Tulsa, OK 74136 U.S.A.

Phone: 1-918 488-0828    FAX: 1-918 488-8389